UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2012

MMAX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301

 (Address of principal executive offices) (Zip Code)

1-800-991-4534

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

On January 3, 2012, MMAX Media, Inc. (the “Company”) entered into an agreement to issue secured convertible promissory notes in the aggregate principal amount of up to $125,000 (the “Notes”) to certain accredited investors.  The Notes bear interest at an annual rate of 7% and are payable on or before 12 months from the date of issuance. The Notes are secured by all of the assets of the Company and includes customary provisions concerning events of default.  In addition, the Notes may be converted at any time, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.125 per share, subject to adjustment.  On January 3, 2012 the Company received $25,000 in gross proceeds.  The Company intends to use the proceeds from the Notes for working capital purposes.

A copy of the form of Notes and security agreements are incorporated herein by reference and are filed as exhibits to this Form 8-K. The description of the transactions contemplated by the note set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 above, the Company issued a Note to an accredited investor. The Note was issued under the exemption from registration provided by Section 4(2) of the Securities Act. The Note contains a legend restricting transferability absent registration or applicable exemption.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Form of Secured Convertible Promissory Note
10.2	Form of General Security Agreement
10.3	Form of Intellectual Property Security Agreement
10.4	Form of Patent Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2012	MMAX MEDIA, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer